Express, Inc.	Exhibit 99.3

Information Regarding the Change in the Method of Reporting Comparable Sales

Express, Inc. (the "Company") has updated its comparable sales reporting presentation in light of the progress made in transforming into an omni-channel business model and the growth of the outlet channel. Beginning in the first quarter of 2019, the Company began providing a single consolidated comparable sales figure, while also providing sales and comparable sales for retail, which will include retail stores and e-commerce, and sales and comparable sales for outlets. Historically, the Company has provided sales and comparable sales data for stores, which included both retail and outlet stores, and e-commerce. “Other” sales is unchanged from the Company’s prior classification.

(Recast amounts)	Full Year 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Full Year 2018
Retail Sales	$1,736,516	$374,487	$373,775	$388,830	$479,031	$1,616,123
Outlet Sales	365,176	90,297	107,222	108,425	129,381	435,325
Other	56,810	14,568	12,608	17,706	20,014	64,896
Consolidated Sales	$2,158,502	$479,352	$493,605	$514,961	$628,426	$2,116,344

(Recast amounts)	Full Year 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Full Year 2018
Consolidated Comparable Sales	-3%	1%	1%	—%	-6%	-1%
Retail Comparable Sales	-3%	1%	1%	1%	-6%	-1%
Outlet Comparable Sales	-4%	2%	2%	-1%	-5%	-1%